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                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                           THREE MONTHS ENDED MARCH 31,
                                                    (UNAUDITED)

                                                         1996                               1995

Net income, three months ended March 31, . . .  $ 9,969,000                         $10,831,000

Dividends declared on common stock:
  Class A -- $0.2275 and $0.2075 per share . .   (1,663,000)                         (1,519,000)
  Class B -- $0.23 and $0.21 per share . . . .   (3,127,000)                         (2,879,000)
        Totals                                   (4,790,000)                         (4,398,000)

Undistributed Earnings . . . . . . . . . . . .  $ 5,179,000                         $ 6,433,000

Average number of shares outstanding . . . . .   20,905,962                          21,040,406

Undistributed earnings divided
by average number
of shares outstanding  . . . . . . . . . . . .       $.2477                              $.3057



                                                Class A           Class B           Class A         Class B

Undistributed earnings per share . . . . . . .  $ .2477           $ .2477           $ .3057         $ .3057
Assumed distribution of earnings . . . . . . .    .2275             .2300             .2075           .2100
  Earnings per share . . . . . . . . . . . . .  $ .4752           $ .4777           $ .5132         $ .5157

  Rounded. . . . . . . . . . . . . . . . . . .  $   .47           $   .48           $   .51         $   .52







                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                            NINE MONTHS ENDED MARCH 31,
                                                    (UNAUDITED)


                                                         1996                                  1995

Net income, nine months ended March 31,. . . .  $ 30,678,000                        $30,914,000

Dividends declared on common stock:
  Class A -- $0.6825 and $0.6225 per share . .    (4,987,000)                        (4,564,000)
  Class B -- $0.69 and $0.63 per share . . . .    (9,395,000)                        (8,663,000)
        Totals                                   (14,382,000)                       (13,227,000)

Undistributed Earnings . . . . . . . . . . . .  $ 16,296,000                        $17,687,000

Average number of shares outstanding . . . . .    20,929,633                         21,093,203

Undistributed earnings divided
by average number
of shares outstanding  . . . . . . . . . . . .        $.7786                             $.8385



                                                Class A           Class B           Class A         Class B

Undistributed earnings per share . . . . . . .  $  .7786          $ .7786           $ .8385         $ .8385
Assumed distribution of earnings . . . . . . .     .6825            .6900             .6225           .6300
  Earnings per share . . . . . . . . . . . . .  $ 1.4611          $1.4686           $1.4610         $1.4685

  Rounded. . . . . . . . . . . . . . . . . . .  $   1.46          $  1.47           $  1.46         $  1.47





                                                           PartI-Exhibit(11)













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